EXECUTION VERSION
Version: 3

[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential

GUARANTY
This GUARANTY, is made by Angel Oak Mortgage REIT, Inc. (the “Guarantor”) and dated as of October 6, 2025 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guaranty”), in favor of [*]Global Investment Bank 4 (the “Buyer”).
RECITALS
Pursuant to the Master Repurchase Agreement and Securities Contract, dated as of October 6, 2025 by and among AOMR TRS SPE II, LLC (the “Seller”), the Guarantor and the Buyer (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”), the Buyer has agreed from time to time to enter into transactions in which the Seller agrees to transfer to Buyer Purchased Assets (as defined in the Agreement) in exchange for the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Purchased Assets at a date certain or on demand, in exchange for the transfer of funds by Seller to Buyer. Each such transaction shall be referred to herein as a “Transaction.” The Guarantor is receiving a benefit either directly or indirectly from the Seller for entering into this Guaranty. It is a condition precedent to the obligation of the Buyer to enter into Transactions under the Agreement that the Guarantor shall have executed and delivered this Guaranty to the Buyer.
NOW, THEREFORE, in consideration of the foregoing premises, to induce the Buyer to enter into the Agreement and to enter into Transactions thereunder, the Guarantor hereby agrees with the Buyer, as follows:
1.Defined Terms.
(a)Unless otherwise defined herein, terms which are defined in the Agreement and used herein are so used as so defined.
(b)“Adjusted Tangible Net Worth” means, for any Person, Net Worth of such Person plus Subordinated Debt (if approved for purposes of this calculation by Buyer in its sole discretion), minus all intangible assets, goodwill, patents, trade names, trademarks, copyrights, franchises, and any other asset as shown as an intangible asset on the balance sheet of such Person on a consolidated basis as determined at a particular date in accordance with GAAP.
(c)“Adjusted Tangible Net Worth Decline Threshold” shall mean the amount set forth on the Addendum for such term.
(d)“Bad Acts” shall mean, with respect to the Seller or the Guarantor (i) fraud, willful misconduct or misrepresentation, (ii) misapplication or misappropriation of any amounts owed to the Buyer, (iii) filing of a voluntary petition or instituting any other proceeding seeking to adjudicate Seller as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of Seller or Seller’s debts, under the Bankruptcy Code, (iv) filing of

DB1/ 157750316.7

an Involuntary Proceeding with respect to Seller, in which Seller or Guarantor colludes with, or otherwise assists, such petitioner, or solicits or causes to be solicited petitioning creditors for any such petition or proceeding, (v) filing of an answer consenting to or joining in or otherwise acquiescing in any Involuntary Proceeding against Seller, (vi) consenting to or joining in or otherwise acquiescing in, an application for, or seeking the entry of an order for relief or the appointment of, a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like with respect to Seller, (vii) Seller making an assignment for the benefit of creditors, or admitting in any legal proceeding, Seller’s insolvency or inability to pay Seller’s debts as they become due unless such statements are compelled and required by law and otherwise true and correct, (viii) making (or consenting to the making of) any filing in favor of a substantive consolidation of Seller with an entity that is not Seller or Guarantor or (ix) taking any action, or failing to take any action, which materially prevents, delays or hinders the ownership by Buyer of, or the perfection of any Lien of the Buyer in, any Purchased Asset.
(e)“Cash Equivalents” means (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits with Buyer or any commercial bank having capital and surplus in excess of $200,000,000, plus such deposits in an amount up to the current FDIC-insured limit with any commercial bank having capital and surplus less than or equal to $200,000,000 (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
(f)“Guarantor Adjusted Tangible Net Worth Threshold” shall mean the amount set forth on the Addendum for such term.
(g)“Guarantor Indebtedness to Adjusted Tangible Net Worth Ratio” shall mean the ratio set forth on the Guaranty Addendum for such term.
(h)“Guarantor Liquidity Threshold” shall mean the amount set forth on the Guaranty Addendum for such term.
(i)“Guarantor Obligations” shall mean (1) ten percent (10%) of all Losses not resulting from Bad Acts of Seller or Guarantor and (2) one hundred percent (100%) of all Losses resulting from Bad Acts of Seller or Guarantor.

(j)“Liquidity” means the sum of (i) Unrestricted Cash and (ii) Cash Equivalents.
(k)“Losses” shall mean all losses, costs, expenses, damages, liabilities, claims or other obligations owned to or incurred by Buyer (including, but not limited to, the Obligations) arising under, out of, or in connection with the Agreement and any other Program Agreements and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable and documented fees and disbursements of counsel to the Buyer that are required to be paid by a party to the Transaction pursuant to the terms of the Program Agreements and costs of enforcement of this Guaranty) or otherwise.
(l)“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
(m)“Net Operating Income” means, with respect to Guarantor, pre-tax net income from continuing operations for the applicable period then being measured, determined in accordance with GAAP, but excluding depreciation, amortization, changes in fair value of mortgage servicing rights, gains and losses associated with hedging transactions in respect of mortgage servicing rights, extraordinary items, cumulative effects of changes in accounting principles and impairment of intangible assets.
(n)“Net Worth” means, with respect to any Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity, or, if applicable, value of membership or partnership interests, or similar calculations (all determined in accordance with GAAP).
(o)“S&P” means Standard and Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, which is a part of McGraw Hill Financial, Inc., or any successor thereto.
(p)“Subordinated Debt” means, Indebtedness of Guarantor which (i) such Indebtedness is not secured by any assets of the Guarantor or the capital stock of the Guarantor, (ii) no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is three (3) months following the Termination Date and (iii) the payment of the principal of and interest on such Indebtedness and other obligations of Guarantor in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the Transactions and all other obligations and liabilities of Guarantor to Buyer hereunder.
(q)“Test Period” means any calendar quarter, or as otherwise set forth in the Addendum, following the Effective Date.
(r)“Unrestricted Cash” means cash that is not controlled by or subject to any lien or other preferential arrangement in favor of any creditor.
2.Guaranty.

(a)The Guarantor hereby unconditionally and irrevocably guarantees to the Buyer the prompt and complete payment and performance by Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantor Obligations.
(b)Without duplication, the Guarantor further agrees to pay any and all reasonable and documented expenses (including, without limitation, all documented fees and disbursements of counsel) which may be paid or incurred by the Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guarantor Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty. This Guaranty shall remain in full force and effect until the Guarantor Obligations are paid in full, notwithstanding that from time to time prior thereto Seller may be free from any Guarantor Obligations.
(c)No payment or payments made by Seller or any other Person or received or collected by the Buyer from Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Guarantor Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Guarantor Obligations, remain liable for the amount of the Guarantor Obligations until the Guarantor Obligations are paid in full.
(d)Guarantor agrees that whenever, at any time, or from time to time, the Guarantor shall make any payment to the Buyer on account of the Guarantor’s liability hereunder, the Guarantor will notify the Buyer in writing that such payment is made under this Guaranty for such purpose.
3.Right of Set-off. Upon the occurrence of an Event of Default, the Buyer is hereby irrevocably authorized at any time upon and from time to time without notice to the Guarantor, any such notice being hereby waived by the Guarantor, to the extent permitted by applicable law, to set-off and appropriate and apply any and all monies and other property of the Guarantor, deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any Affiliate thereof to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Buyer may elect, on account of the Guarantor Obligations and liabilities of the Guarantor hereunder and claims of every nature and description of the Buyer against the Guarantor, in any currency, whether arising hereunder, under the Agreement or otherwise, as the Buyer may elect, whether or not the Buyer has made any demand for payment and although such Guarantor Obligations and liabilities and claims may be contingent or unmatured. The Buyer shall notify the Guarantor promptly of any such set-off and the application made by the Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Buyer under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyer may have.
4.Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Buyer, the Guarantor shall not be entitled to be subrogated to any of the rights of the Buyer against Seller or any other guarantor or any collateral security or guarantee or right of offset held by the Buyer for the payment of the Guarantor Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from Seller or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Buyer by Seller on account of the

Guarantor Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amounts shall be held by the Guarantor in trust for the Buyer, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Buyer in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Buyer, if required), to be applied against the Guarantor Obligations, whether matured or unmatured, in such order as the Buyer may determine.
5.Amendments, etc. with Respect to the Guarantor Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Guarantor Obligations made by the Buyer may be rescinded by the Buyer, and any of the Guarantor Obligations continued, and the Guarantor Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyer, and the Agreement, and the other Program Agreements and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time, held by the Buyer for the payment of the Guarantor Obligations may be sold, exchanged, waived, surrendered or released. The Buyer shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guarantor Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Guarantor, the Buyer may, but shall be under no obligation to, make a similar demand on Seller and any failure by the Buyer to make any such demand or to collect any payments from Seller or any release of Seller shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyer against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings and any written or oral notification transmitted to the Guarantor or Seller for the Guarantor to perform its obligations hereunder.
6.Guaranty Absolute and Unconditional.
(a)Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantor Obligations and notice of or, proof of reliance by the Buyer upon this Guaranty or acceptance of this Guaranty; the Guarantor Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived in reliance upon this Guaranty; and all dealings between Seller or the Guarantor, on the one hand, and the Buyer, on the other, shall, likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or the Guaranty or with respect to the Guarantor Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Agreement, the other Program Agreements, any of the Guarantor Obligations, or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Seller against the Buyer, or (iii) any other, circumstance whatsoever (with or without notice to or knowledge of Seller or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller for the Guarantor Obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Buyer may, but shall be under no obligation, to pursue such rights and remedies that they may have against Seller or any other Person or against any collateral security or guarantee for the Guarantor Obligations or any right of offset with respect thereto, and any failure by the Buyer to pursue such other rights or remedies or to collect any payments from Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Buyer against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Buyer, and successors, indorsees, transferees and assigns, until all the Guarantor Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Agreement Seller may be free from any Guarantor Obligations.
(b)Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to the Buyer as follows:
(i)Guarantor hereby waives any defense arising by reason of, and any and all right to assert against the Buyer any claim or defense based upon, an election of remedies by the Buyer which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against the Seller or any other guarantor for reimbursement or contribution, and/or any other rights of the Guarantor to proceed against the Seller, against any other guarantor, or against any other person or security;
(ii)Guarantor is presently informed of the financial condition of the Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantor Obligations. The Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed of the Seller’s financial condition, the status of other guarantors, if any, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than the Buyer for such information and will not rely upon the Buyer for any such information. Absent a written request for such information by the Guarantor to the Buyer, Guarantor hereby waives its right, if any, to require the Buyer to disclose to Guarantor any information which the Buyer may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor; and
(iii)Guarantor has independently reviewed the Agreement, the Program Agreements and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to the Buyer, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens or security interests of any kind or nature granted by the Seller or any other guarantor to the Buyer, now or at any time and from time to time in the future.

7.Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guarantor Obligations is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or any substantial part of its property, or otherwise, all as though such payments had not been made.
8.Payments. Guarantor hereby agrees that the Guarantor Obligations will be paid to the Buyer without set-off or counterclaim in U.S. Dollars.
9.Representations and Warranties. The Guarantor represents and warrants that:
(a)it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority and the legal right to own and operate its property, to lease the property it operates in such capacity as lessee and to conduct the business in which it is currently engaged;
(b)it has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and the Agreement, and has taken all necessary action to authorize its execution, delivery and performance of this Guaranty and the Agreement;
(c)this Guaranty has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability, may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general, principles of equity (whether enforcement is sought in proceedings in equity or at law);
(d)the execution, delivery and performance of this Guaranty will not violate any provision of the charter, by-laws or other organizational documents of the Guarantor, or any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon the Guarantor or any of its property or to which the Guarantor or any of its property is subject (“Requirement of Law”), or any provision of any security issued by the Guarantor or of any agreement, instrument or other undertaking to which the Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;
(e)no consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;
(f)no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of the Guarantor’s properties or revenues (i) with respect to this Guaranty or any of the transactions contemplated hereby, or (ii) which has any reasonable likelihood of having a Material Adverse Effect on the business, operations, property or financial or other condition of the Guarantor;

(g)the Guarantor has filed or caused to be filed all tax returns which, to the knowledge of the Guarantor, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of the Guarantor’s property and all other taxes, fees or other charges imposed on it or any of the Guarantor’s property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which applicable reserves have been provided on the books of the Guarantor); no tax Lien has been filed, and, to the knowledge of the Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge; and
(h)all financial statements of Guarantor and any tax returns of Guarantor, copies of which have been furnished to Buyer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and the results of operations of Guarantor as of the dates and for the periods indicated and (iii) with respect to financial statements, have been prepared in accordance with GAAP consistently applied, except as noted therein; and since the date of the most recent financial statements furnished to Buyer, there is no Material Adverse Effect with respect to the Guarantor.
Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each Transaction under the Agreement on and as of such Purchase Date as though made hereunder on and as of such date.
10.Covenants.
11.(a)    Guarantor covenants and agrees that the Guarantor will not change its legal name, chief executive office or jurisdiction of organization without having provided to the Buyer prior written notice of any such change.
(a)(b)    Guarantor shall furnish to Buyer each set of financial statements in accordance with and pursuant to Sections 16(a)(1) or (2) of the Agreement, along with a certificate of a Responsible Officer of Guarantor in the form attached hereto as Exhibit A.
(b)(c)    Guarantor shall notify the Buyer promptly, and in any event within two (2) days after Guarantor has knowledge thereof, if its Adjusted Tangible Net Worth decreases by more than 10.0% since the most recent financial statement was provided by Guarantor to Buyer.
(c)(d)    Guarantor will promptly, and in any event within five (5) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened in writing or pending) or other legal or arbitrable proceedings affecting the Guarantor or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated thereby or (ii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.
12.Financial Covenants.
(a)The Guarantor shall maintain at all times an Adjusted Tangible Net Worth of at least the Guarantor Adjusted Tangible Net Worth Threshold.
(b)The Guarantor shall not permit its Adjusted Tangible Net Worth to decline in breach of the Adjusted Tangible Net Worth Decline Threshold.
(c)Guarantor shall maintain at all times Liquidity in an amount of not less than the Guarantor Liquidity Threshold.
(d)Guarantor shall not exceed at any time the Guarantor Indebtedness to Adjusted Tangible Net Worth Ratio.
(e)For any Test Period, Guarantor’s Net Operating Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, shall be at least $1.00.
13.Event of Default; Remedies.
(a)The following shall constitute a “Guarantor Event of Default” and an Event of Default under the Agreement:
(i)any failure by the Guarantor to satisfy at all times any of the representations, warranties, covenants and other terms set forth in Sections 9(a) (other than with respect to any breach of good standing), 9(b), 9(c), 10(a) and 11 of this Guaranty;
(ii)a breach by the Guarantor of any of the representations, warranties, covenants and other obligations set forth in this Guaranty (and not otherwise specified in Sections 12(a)(i) or 12(a)(iii)), if such breach is not cured within five (5) Business Days unless (x) the Guarantor shall have made such representations and warranties with knowledge that they were materially false or misleading at the time made, (y) any such representations and warranties have been determined by Buyer in its discretion to be materially false or misleading on a regular basis, or (z) Buyer, in its discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of the Guarantor, its Subsidiaries or Affiliates, or (B) Buyer’s determination to enter Transactions with the Guarantor, then such breach shall constitute an immediate Guarantor Event of Default with no cure right hereunder; or
(iii)a breach by the Guarantor of any of the representations, warranties, covenants or other obligations set forth in Section 9(e) of this Guaranty if such breach is not cured within thirty (30) days.
(b)If an Event of Default under the Agreement shall have occurred and be continuing, or in the event of a Guarantor Event of Default, the Guarantor agrees that, as between the Guarantor and Buyer, the Guarantor Obligations may be declared to be due for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against Seller and that, in the event of any such declaration (or attempted declaration), such Guarantor Obligations shall forthwith become due by the Guarantor for purposes of this Guaranty.
14.[RESERVED]
15.Severability. Any provision of this Guaranty which is, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
16.Headings. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
17.No Waiver; Cumulative Remedies. The Buyer shall not by any act (except by a written instrument pursuant to paragraph 17 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Buyer would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
18.Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Buyer, provided that any provision of this Guaranty may be waived by the Buyer in a letter or agreement executed by the Buyer and delivered either by facsimile or electronic transmission from the Buyer. This Guaranty shall be binding, upon the successors and assigns of the Guarantor and shall inure to the benefit of the Buyer and its respective successors and assigns.
19.Notices. Notices by the Buyer to the Guarantor may be given by mail, or by telecopy transmission, addressed to the Guarantor at the Guarantor’s address or transmission number set forth on the Guaranty Addendum and shall be effective (a) in the case of mail, five days after deposit in the postal system, first class certified mail and postage pre-paid, (b) one Business Day following timely delivery to a nationally recognized overnight courier service for next Business Day delivery and (c) in the case of telecopy or email transmissions, when sent, if transmission is electronically confirmed.
20.Jurisdiction.
(a)THIS GUARANTY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS GUARANTY, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW

YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)GUARANTOR HEREBY WAIVES TRIAL BY JURY. GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.
21.Integration. This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Buyer relative to the subject matter hereof not reflected herein.
22.Acknowledgments. Guarantor hereby acknowledges that:
(a)Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guaranty; and
(b)the execution of this Guaranty does not create a fiduciary relationship between the Guarantor and the Buyer, and (i) the relationship between the Buyer and the Guarantor is solely that of surety and creditor and (ii) no joint venture exists between the Buyer and the Guarantor or among the Buyer, Seller and the Guarantor.
(c)
[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.
ANGEL OAK MORTGAGE REIT, INC.
/s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer

STATE OF GEORGIA    )
)    ss.:
COUNTY OF FULTON    )
On the ___6th___ day of __October________, 2025 before me, a Notary Public in and for said State, personally appeared _Brandon Filson______ known to me to be the person who executed the within instrument, and acknowledged to me that he executed the within instrument.
IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.
/s/ Desiree B. Gruber
Notary Public
My Commission expires

[Signature Page to Guaranty]

EXHIBIT A
OFFICER’S COMPLIANCE CERTIFICATE
I, ___________________, do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of ANGEL OAK MORTGAGE REIT, INC. (“Guarantor”). This Certificate is delivered to you in connection with Section 16(b) of the Master Repurchase Agreement and Addendum, dated as of October 6, 2025, each such document being among AOMR TRS SPE II, LLC (“Seller”), Guarantor and [*]Global Investment Bank 4 (“Buyer”) (together, as amended from time to time, the “Agreement”). Terms used herein but not otherwise defined shall have the respective meanings assigned thereto in the Agreement. I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Guarantor is and has been in compliance with all the terms of the Agreement and the Guaranty provide by Guarantor of even date herewith (the “Guaranty”) and, without limiting the generality of the foregoing, I certify that:
Adjusted Tangible Net Worth. Guarantor has maintained the Guarantor Adjusted Tangible Net Worth Threshold at all times. A detailed summary of the calculation of Guarantor’s actual Adjusted Tangible Net Worth is provided in Schedule 1 hereto.
Adjusted Tangible Net Worth Decline. The Guarantor has not permitted its Adjusted Tangible Net Worth to decline in breach of the Adjusted Tangible Net Worth Decline Threshold.
Indebtedness to Adjusted Tangible Net Worth Ratio. Guarantor has maintained the Guarantor Indebtedness to Adjusted Tangible Net Worth Ratio at all times. A calculation of Guarantor’s actual Indebtedness to Adjusted Tangible Net Worth is provided in Schedule 1 hereto.
Liquidity. Guarantor has maintained at all times Liquidity in an amount of not less than the Guarantor Liquidity Threshold.
Financial Statements. The financial statements attached hereto are accurate and complete, accurately reflect the financial condition of Guarantor, and do not omit any material fact as of the date(s) thereof.
Compliance. Each of Guarantor and Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement, the Guaranty and the other Program Agreements to be observed, performed and satisfied by it. [If a covenant or other agreement or condition has not been complied with, Guarantor shall describe such lack of compliance and provide the date of any related waiver thereof.]
Litigation. Guarantor has promptly, and in any event within five (5) days after service of process on any of the following, given Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened in writing or pending) or other legal or arbitrable proceedings affecting the Seller, Trust, Guarantor or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated thereby, (ii) makes a claim in an individual or aggregate amount greater than $10,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. [If Guarantor has not provided written notice of any investigation of Seller, Trust or Guarantor or if Seller, Trust or Guarantor has been the subject of any government investigation which has resulted in the suspension of a license, a cease and desist order or such other action as could adversely impact the business of Seller, Trust or Guarantor, Seller shall describe the situation in reasonable detail and describe the action that Guarantor has taken or proposes to take in connection therewith.]
No Default. No Default or Event of Default has occurred or is continuing under the Agreement. There is no Guarantor Event of Default under the Guaranty.
[If any Default or Event of Default or Guarantor Event of Default has occurred and is continuing, Guarantor shall describe the same in reasonable detail and describe the action Guarantor has taken or proposes to take with respect thereto, and if such Default or Event of Default or Guarantor Event of Default has been expressly waived by Buyer in writing, Guarantor shall describe the Default or Event of Default or Guarantor Event of Default and provide the date of the related waiver.]
Insurance. Seller has maintained or caused to be maintained, for Seller and the Trust, with responsible companies, at its own expense, the Required Insurance Policy in accordance with its obligations under the Agreement.
Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Underlying Mortgage Loan.
Indebtedness. All Indebtedness (other than Indebtedness evidenced by the Agreement) of Seller existing on the date hereof is listed on the schedules attached hereto.
Hedging. An accurate and true summary of all Interest Rate Protection Agreements entered into or maintained by Seller during the most recent calendar month end and all preceding months has been provided to Buyer (unless Buyer gives notice to Seller that such summary is not required); and any documentation related to such Interest Rate Protection Agreements as required by the Manual and such other documents requested by Buyer has been provided to Buyer.
Distributions. Seller has not made any distributions prohibited by the Agreement.
Notifications. Seller has complied with the notification requirements of the Agreement.
Other Notices. Seller has notified Buyer of any other event, circumstance or condition that has resulted, or could reasonably be expected to result, in a Material Adverse Effect with respect to

Seller, Guarantor, the Trust or Servicer, including, without limitation, any claims of predatory lending or any early payment default, buy-back, repurchase or similar requests, in each case in accordance with its obligations under the Agreement.

ANGEL OAK MORTGAGE REIT, INC.

By: _________________________
    Name:
                     Title: